Exhibit 10.7

AMENDMENT NO. 5
YAHOO! INC. - E-LOAN INC.
LICENSE AGREEMENT

This Amendment No. 5 ("Amendment No. 5") is entered into as of 4/4/01 (the "Amendment No. 5 Effective Date") between Yahoo! Inc., a Delaware corporation ("Yahoo"), and E-LOAN Inc., a California corporation ("E-Loan") and amends the License Agreement entered into between Yahoo and E-Loan dated September 4, 1998, with a Launch Date of March 1, 1999, as subsequently amended by the parties. The License Agreement and all amendments are collectively referred to herein as the "Agreement."

WHEREAS, E-Loan and Yahoo wish to enter into this Amendment No. 5 to describe the pricing and other terms and conditions that will apply during the period commencing on the Amendment No. 5 Effective Date and continuing until June 30, 2001.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo and E-Loan hereby agree as follows:

  The term of the Agreement described in Section 8.1, as previously extended, will be extended for an additional two (2) months commencing May 1, 2001 and continuing until June 30, 2001 (the "Subsequent Term").
  Section 4.1 of the Agreement relating to Slotting Fees is amended such that E-Loan will pay to Yahoo a Slotting Fee for the Subsequent Term of [*], to be paid in two (2) equal monthly payments of [*] per month on the first day of every month commencing May 1, 2001 and continuing until June 30, 2001.
  Section 4.2 of the Agreement relating to Click-through Fees is amended such that for the Remainder of the Subsequent Term, E-Loan will pay to Yahoo a fee equal to [*] per Click-through after a total of [*] Click-throughs have occurred.
  Except as expressly amended as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms. Unless otherwise specified, all defined terms used in this Amendment No. 5 shall have the meanings ascribed to them in the Agreement.
  This Amendment No. 5 has been executed by the duly authorized representatives of the parties, effective as of the Amendment No. 5 Effective Date.

YAHOO! INC.	E-LOAN INC.
By: /s/ George E. Williams	By: /s/ Joseph J. Kennedy
Name: George E. Williams	Name: Joseph Kennedy
Title: VP/GM	Title: President/COO
Date: 4/09/01	Date: 4/4/01